Exhibit 35.4

Statement of Compliance

To Wells Fargo Bank National Association, Master Servicer of the Series of Commercial Mortgage Pass-Through Certificates, referred to on Attachment A:

I, Steven Johnson, in my capacity as Managing Director of Principal Global Investors, LLC, as a Primary Servicer for mortgage loans securing securities issued in conjunction with the series of Commercial Mortgage Pass-Through Certificates, referred to on Attachment A, hereby state that:

1.	I am an officer of Principal Global Investors, LLC;

2.	A review of the activities of Principal Global Investors, LLC in its capacity as Primary Servicer during the calendar year ending December 31, 2016 (the “Reporting Period”); and of its performance under the applicable sub-servicing agreement has been made under my supervision; and

3.	To the best of my knowledge, based on such review, Principal Global Investors, LLC, as Primary Servicer has fulfilled all of its obligations in all material respects under the Primary Servicing Agreement for said Commercial Mortgage Pass-Through Certificates, referred to on Attachment A throughout the above-referenced Reporting Period.

Date: February 17, 2017

Steven R. Johnson, Managing Director
Principal Global Investors, LLC

Attachment A

Commercial Mortgage Pass-Through Certificates

Wells Fargo Bank, National Association, as Master Servicer

Series 2001-TOP2 dated May 1, 2001	Series 2000-PRIN dated September 1, 2000	Series 2001-TOP4 dated November 1, 2001

Series 2001-TOP5 dated December 1, 2001	Series 2001-TOP3 dated July 1, 2001	Series 2002-TOP7 dated June 1, 2002

Series 2002-TOP8 dated October 1, 2002	Series 2002-TOP6 dated March 1, 2002	Series 2003-Top10 dated April 1, 2003

Series 2003-Top11 dated August 1, 2003	Series 2003-Top9 dated February 1, 2003	Series 2004-Top13 dated February 1, 2004

Series 2004-Top14 dated April 1, 2004	Series 2003-Top12 dated October 1, 2003	Series 2004-IQ8 dated August 1, 2004

Series 2004-Top16 dated November 1, 2004	Series 2004-Top15 dated July 1, 2004	Series 2005-Top19 dated July 1, 2005

Series 2005-Top18 dated April 1, 2005	Series 2005-Top17 dated January 1, 2005	Series 2005 HQ7 dated November 1, 2005

Series 2005-PWR9 dated September 2005	Series 2005-PWR 8 dated June 1, 2005	Series 2006 PWR11 dated March 1, 2006

Series 2005 PWR10 dated December 1, 2005	Series 2005-Top20 dated October 1, 2005	Series 2006-Top23 dated August 1, 2006

Series 2006-Top22 dated April 1, 2006	Series 2006-Top21 dated January 1, 2006	Series 2006-Top24 dated October 1, 2006

Series 2006-HQ9 dated August 1, 2006	Series 2006 PWR12 dated June 1, 2006	Series 2007 PWR15 dated March 29, 2007

Series 2006 PWR14 dated December 1, 2006	Series 2006 PWR13 dated September 1, 2006	Series 2007 Top27 dated July 30, 2007

Series 2007 Top26 dated April 18, 2007	Series 2007 Top25 dated January 30, 2007	Series 2007 PWR18 dated December 27, 2007

Series 2007 PWR17 dated September 27, 2007	Series 2007 PWR16 dated June 27, 2007	Series 2011 C-3 dated June 1, 2011

Series 2008 Top 29 dated February 29, 2008	Series 2007 Top28 dated October 25, 2007	Series 2012 C-8 dated August 1, 2012

Series 2011 C-4 dated August 1, 2011	Series 2011 C-2 dated March 1, 2011	Series 2013 C11 dated February 1, 2013

Series 2012 C-9 dated October 1, 2012	Series 2011 C-5 dated November 1, 2011	Series 2014 – FL1 dated January 1, 2014

Series 2013 C13 dated May 1, 2013	Series 2012 C10 dated December 1, 2012	Series 2014 – C19 dated March 1, 2014

Series 2014 – LC14 dated February 1, 2014	Series 2013 C17 dated November 1, 2013	Series 2015 – P1 dated August 1, 2015

Series 2014 – C21 dated August 1, 2014	Series 2014 – LC16 dated June 1, 2014	Series 2016 – P3 dated April 1, 2016

Series 2015 – P2 dated December 1, 2015	Series 2015 – C27 dated March 1, 2015	Series 2016 – P4 dated July 1, 2016

Berkadia Commercial Mortgage LLC, as Master Servicer

Series 2007 IQ-15 dated 8/23/2007	Series 2007 HQ-11 dated 2/28/2007	Series 2007 IQ-14 dated 5/30/2007
Series 2007 IQ-16 dated 11/27/2007

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer

Series 2016 – P5 dated October 1, 2016	Series 2016 – P6 dated December 1, 2016